Exhibit 99.4

Introduction to the Unaudited Pro forma
Condensed Consolidated Financial Statements of American Midstream Partners, LP

References to we, us or our refer to American Midstream Partners, LP and its consolidated subsidiaries (the “Partnership”). On December 10, 2013, the Partnership entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among AL Blackwater, LLC ("ALB"), Blackwater Midstream Holdings LLC, the Partnership and Blackwater Merger Sub, LLC providing for the acquisition by the Partnership of Blackwater Midstream Holdings LLC (“Blackwater”), a developer and operator of petroleum, agricultural and chemical liquid terminal storage facilities, from ArcLight Capital Partners ("ArcLight"). The aggregate purchase price for the merger is approximately $60 million, subject to certain purchase price adjustments (the “Consideration”), which will be paid in a combination of cash and approximately $3 million of Partnership common units (the “Rollover Units”).  The aggregate Consideration includes the payoff of existing indebtedness of Blackwater.

The acquisition includes Blackwater’s three operating terminal sites located in Westwego, Louisiana; Brunswick, Georgia; and Salisbury, Maryland. The sites are multimodal, with access to deepwater dock, barge, rail and truck transportation. The transaction also includes a brownfield development opportunity in Harvey, Louisiana, located near Blackwater’s Westwego terminal. ArcLight is an affiliate of High Point Infrastructure Partners, LLC, which owns a 90% interest in American Midstream GP, LLC, our general partner.

The unaudited pro forma condensed consolidated financial statements present the impact of the Blackwater acquisition on our results of operations and financial position.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 is based upon the historical consolidated financial statements of the Partnership and the historical financial statements of Blackwater. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 are based upon the historical consolidated financial statements of the Partnership, the High Point System, which was acquired effective April 15, 2013, and Blackwater, which were derived by combining Blackwater's historical unaudited financial statements for the three month period ended March 31, 2013 and the six month period ended September 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 are based upon the historical consolidated financial statements of the Partnership; the Chatom System, which was acquired effective July 1, 2012; the High Point System, which was acquired effective April 15, 2013; and Blackwater, which includes the year ended March 31, 2013.

As Blackwater has a fiscal year end of March 31, which is less than 93 days from the Partnership's year end of December 31, the Blackwater historical financial statements were not adjusted to account for this difference in fiscal year ends pursuant to Regulation S-X 11-2(c)(3). The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 has been prepared as if Blackwater were acquired on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and year ended December 31, 2012 have been prepared as if Blackwater were acquired on January 1, 2012. The unaudited pro forma condensed consolidated statements of operations have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes with the exception of certain subsidiaries of Blackwater, which are treated as corporations for U.S. federal and state income tax purposes and subject to U.S. federal and state income taxes. However, the unaudited pro forma condensed consolidated statements of operations have been prepared based on those subsidiaries having, as of the year ending March 31, 2013, a consolidated net operating loss for federal tax purposes of approximately $13 million, which may be used, subject to certain limitations, to offset the taxable income of those subsidiaries. The unaudited pro forma condensed consolidated statement of operations have also been prepared based on certain pro forma adjustments, as described in Note 2 - Pro forma adjustments.

The following unaudited pro forma condensed consolidated statement of operations are qualified in their entirety by reference to and should be read in conjunction with such historical financial statements and related notes contained in those reports: (i) the Partnership's unaudited historical consolidated financial statements set forth in its Quarterly Report on Form 10-Q as of and for the three and nine months ended September 30, 2013, as filed with the Securities and Exchange Commission (“SEC”); (ii) the Partnership's audited historical consolidated financial statements set forth in its Annual Report on Form 10-K and related Form 8-K/A as of and for the year ended December 31, 2012 as filed with the SEC; (iii) Chatom Systems' audited historical financial statements set forth in Exhibit 99.1 of the Current Report on Form 8-K/A filed December 19, 2012 as of and for the two years ended December 31, 2011; (iv) High Point Systems' audited historical financial statements set forth in Exhibit 99.1 of the Current Report on Form 8-K/A filed June 28, 2013 as of and for the two years ended December 31, 2012; and (v) Blackwater's audited historical financial statements set forth in Exhibit 99.2 and unaudited interim historical financial statements set forth Exhibit 99.3 of this Current Report on Form 8-K.

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated statement of operations are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership's management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership's management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the acquisition of Blackwater by the Partnership.

The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of the results that would have occurred if the Partnership had acquired Blackwater or the High Point and Chatom Systems on the dates indicated nor are they indicative of the future operating results of the Partnership.

AMERICAN MIDSTREAM PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013
(unaudited, in thousands except earnings per unit)

	Partnership Historical	Blackwater Historical	Pro Forma Adjustments		Partnership Pro Forma
Assets
Current assets
Cash and cash equivalents	$1,076	$2,397	$60,000	a	$1,076
			(60,000)	a
			(2,397)	c
Accounts receivable	4,992	655	—		5,647
Unbilled revenue	24,927	—	—		24,927
Risk management assets	1,050	—	—		1,050
Other current assets	4,573	654	(46)	b	5,181
Current assets held for sale	—	105	—		105
Total current assets	36,618	3,811	(2,443)		37,986
Property, plant and equipment, net	280,516	36,127	—		316,643
Noncurrent assets held for sale, net	874	2,154	—		3,028
Intangible assets, net	—	4,351	—		4,351
Goodwill	—	16,917	—		16,917
Deferred tax asset	—	5,315	—		5,315
Other assets, net	6,202	—	—		6,202
Total assets	$324,210	$68,675	$(2,443)		$390,442
Liabilities and Partners' Capital
Current liabilities
Accounts payable	$1,595	$653	$—		$2,248
Accrued gas purchases	17,307	—	—		17,307
Accrued expenses and other current liabilities	14,709	2,839	—		17,548
Current portion of long-term debt	157	7,124	(7,124)	c	157
Current portion of loans to affiliate	—	20,000	(20,000)	c	—
Risk management liabilities	349	—	—		349
Current liabilities held for sale	—	368	—		368
Total current liabilities	34,117	30,984	(27,124)		37,977
Risk management liabilities	122	—	—		122
Asset retirement obligations	34,440	—	—		34,440
Other liabilities	215	—	—		215
Long-term debt	121,035	3,853	(3,853)	c	130,035
			9,000	a
Deferred tax liability	—	10,714	—		10,714
Long-term liabilities held for sale	—	986	—		986
Total liabilities	189,929	46,537	(21,977)		214,489

Commitments and contingencies
Series A convertible preferred units	92,912	—	—		92,912
Partners' capital
General partner interest	12,106	—	—		12,106
Limited partner interest	21,602	—	(9,328)	d	63,274
			51,000	a
Accumulated other comprehensive income	261	—	—		261
Members' equity	—	22,138	(22,138)	e	—
Total partners' capital	33,969	22,138	19,534		75,641
Noncontrolling interests	7,400	—	—		7,400
Total liabilities and partners' capital	$324,210	$68,675	$(2,443)		$390,442

See accompanying notes to unaudited pro forma condensed consolidated financial statement.

AMERICAN MIDSTREAM PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2013
(unaudited, in thousands except earnings per unit)

	Partnership Historical	High Point Historical	Blackwater Historical	Pro Forma Adjustments		Partnership Pro Forma
Total revenue	$210,300	$8,621	$9,627	$(1,246)	k	$227,302
Operating expenses:
Purchases of natural gas, NGLs and condensate	162,671	2,131	—	(1,246)	k	163,556
Direct operating expenses	19,637	1,317	1,949	—		22,903
Selling, general and administrative expenses	11,982	2,206	2,998	(342)	l	16,844
Equity compensation expense	1,877	—	—	—		1,877
Depreciation and accretion expense	18,802	1,456	8,774	—		29,032
Total operating expenses	214,969	7,110	13,721	(1,588)		234,212
Gain on involuntary conversion of property, plant and equipment	343	—	—	—		343
Loss on impairment of property, plant and equipment	(15,232)	—	—	—		(15,232)
Operating (loss) income	(19,558)	1,511	(4,094)	342		(21,799)
Other expenses:
Interest expense and other	(6,003)	(54)	(1,554)	179	m	(6,103)
				14	n
				1,619	f
				(304)	g
Net (loss) income from continuing operations before income taxes	(25,561)	$1,457	(5,648)	1,850		(27,902)
Income tax benefit	—		4,975	(631)	i	4,344
Net (loss) income from continuing operations	(25,561)		$(673)	$1,219		(23,558)
Net income attributable to noncontrolling interests	533					533
Continuing operations attributable to the Partnership	$(26,094)					$(24,091)
General partner's interest in continuing operations	$(479)					$(443)
Limited partners' interest in continuing operations	$(25,615)					$(23,648)

Limited partners' net loss from continuing operations per unit (basic and diluted)	$(5.54)					$(4.06)
Weighted average number of units used in computation of limited partners’ net income (loss) per unit (basic and diluted)	8,334				j	10,873
See accompanying notes to unaudited pro forma condensed consolidated financial statement.

AMERICAN MIDSTREAM PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2012
(unaudited, in thousands except earnings per unit)

	Partnership Historical	Chatom Historical	High Point Historical	Blackwater Historical	Pro Forma Adjustments		Partnership Pro Forma
Total revenue	$198,243	$35,756	$5,184	$10,219	$(437)	k	$248,965
Operating expenses:
Purchases of natural gas, NGLs and condensate	145,172	28,409	—	—	(437)	k	173,144
Direct operating expenses	16,798	2,734	698	2,277	—		22,507
Selling, general and administrative expenses	14,309	896	4,419	4,960	(150)	o	24,431
					(3)	n
Equity compensation expense	1,783	—	—	—	—		1,783
Depreciation and accretion expense	21,284	254	1,242	5,387	506	p	28,673
Total operating expenses	199,346	32,293	6,359	12,624	(84)		250,538
Gain (loss) on disposal of property, plant and equipment	123	—	—	(19)	—		104
Loss on involuntary conversion of property, plant and equipment	(1,021)	—	—	—	—		(1,021)
Operating (loss) income	(2,001)	3,463	(1,175)	(2,424)	(353)		(2,490)
Other income (expenses):
Interest expense	(4,570)	—	(48)	(5,622)	(992)	q	(4,768)
					33	n
					578	m
					5,644	f
					(368)	g
Gain (loss) on change in fair market value of derivative liabilities	—	—	—	(577)	577	h	—
Structuring fees and other	—	—	(2,305)	—	—		(2,305)
Net (loss) income from continuing operations before income tax	(6,571)	$3,463	$(3,528)	(8,623)	5,119		(9,563)
Income tax benefit	—			4,808	(2,426)	i	2,382
Net (loss) income from continuing operations	(6,571)			$(3,815)	2,693		(7,181)
Net income attributable to noncontrolling interests	256				436	r	692
Continuing operations attributable to the Partnership	$(6,827)				$2,257		$(7,873)
General partner's interest in continuing operations	$(135)						$(157)
Limited partners' interest in continuing operations	$(6,692)						$(7,716)

Limited partners' net loss from continuing operations per unit (basic and diluted)	$(0.73)						$(0.66)
Weighted average number of units used in computation of limited partners’ net loss per unit (basic and diluted)	9,113					j	11,652

See accompanying notes to unaudited pro forma condensed consolidated financial statement.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements of
American Midstream Partners, LP
1. Basis of presentation
The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of Blackwater, the High Point System and the Chatom System.
The Partnership has utilized Blackwater's audited historical financial statements for the year ended March 31, 2013, as such year end is within 93 days of the Partnership's audited financial statements for the year ended December 31, 2012. Further,the historical nine months ended September 30, 2013 of Blackwater were derived by combining their historical unaudited financial statements for the three and six month periods ended March 31, 2013 and September 30, 2013, respectively.
The unaudited pro forma condensed consolidated financial statements present the impact of the acquisitions of Blackwater, the High Point System and Chatom System, which were described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership's results of operations and financial position. The contribution of Blackwater and the High Point System are being treated as a transaction between entities under common control, under which the net assets received are recorded at their historical book value as of date of transfer.
The historical consolidated financial statements of the Partnership include financial information of the High Point System and the Chatom System subsequent to April 15, 2013 and July 1, 2012, respectively.
2. Pro forma adjustments
The following adjustments for the Partnership have been prepared (i) as if the acquisition of Blackwater occurred on September 30, 2013 in the case of the unaudited pro forma condensed consolidated balance sheet as of September 30, 2013; (ii) as if the acquisition of Blackwater occurred on January 1, 2012 in the case of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012; (iii) as if the acquisition of the High Point System occurred on January 1, 2012 in the case of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 and (iv) as if the acquisition of the Chatom System occurred on January 1, 2012 in the case of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012:
Blackwater

a.	The acquisition of Blackwater was funded by the issuance of Partnership units and borrowings from our credit facility, which resulted in net proceeds of approximately $60 million.

b.	The elimination of Blackwater capitalized debt issuance costs associated with debt not acquired by the Partnership.

c.
The elimination of long-term debt and the convertible promissory note not acquired by the Partnership. Blackwater's cash has also been eliminated as this will be utilized in the pay-down of its long-term debt as part of the transaction, resulting in no cash being acquired by the Partnership.

d.	Fair value of cash consideration in excess of the Blackwater net assets received at carry-over basis by the Partnership.

e.	The elimination of the Blackwater members' equity.

f.	The elimination of interest expense and amortization of deferred financing costs related to the Blackwater debt not acquired by the Partnership.

g.
The inclusion of interest expense on the Partnership's assumed borrowings of approximately $9 million under its revolving credit facility, which had a weighted average borrowing rate of 4.50% and 4.09%, for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively.

h.	The elimination of unrealized loss on embedded derivatives within debt not acquired by the Partnership.

i.
The elimination of the tax effect of pro forma adjustments associated with interest expense, amortization of deferred financing costs, and unrealized loss on embedded derivatives related to the Blackwater debt not acquired, which have been calculated using a statutory tax rate of 39% for all periods presented.

j.
The weighted average number of units used in computation of limited partners’ net loss per unit (basic and diluted) on a pro forma basis have been adjusted to reflect the issuance of approximately 2.5 million common units.

High Point System

k.	The elimination of transactions recorded as revenue and purchases of natural gas, NGLs and condensate between the Partnership and High Point.

l.	The elimination of transaction costs related to the contribution of the High Point System.

m.
The elimination of interest expense due to the pay down of approximately $14.1 million of borrowings under the Partnership's revolving credit facility which had a weighted average borrowing rate of 4.34% for the six months ended June 30, 2013 and 4.09% for the year ended December 31, 2012.

n.	The elimination of interest expense and amortization of deferred financing costs related to the High Point credit facility not acquired by the Partnership.
Chatom System

o.	The elimination of transaction costs included in the historical financial statements of the Partnership which were directly related to the acquisition of the Chatom System.

p.
The inclusion of the estimated additional depreciation expense, calculated on a straight-line basis over useful lives of 10 to 40 years, associated with allocated purchase price of net asset acquired during the respective period.

q.
The inclusion of interest expense on the Partnership's approximately $51.0 million of borrowings under the Partnership's revolving credit facility which bears a variable rate of 3.88% at June 30, 2012 to the finance the acquisition of the Chatom System.

r.	To reflect the non-controlling interest holders' proportionate share of the equity of the Chatom System and proportionate share of the earnings of 12.6%.
3. Pro forma net income (loss) per limited common and general partner unit
Net income (loss) attributable to the general partner and the limited partners (common and subordinated unit holders) is allocated in accordance with their respective ownership percentages, after giving effect to incentive distributions paid to the general partner. Basic net income per limited partner unit is computed based on the weighted average number of units outstanding during the period. Diluted net income per limited partner unit is computed based on the weighted average number of units plus the effect of dilutive potential units outstanding during the period.
The Preferred Units and unvested share-based payment awards that contain non-forfeitable rights to distributions (whether paid or unpaid) are classified as participating securities and are included in our computation of basic and diluted net income per limited partner unit. For the year ended December 31, 2012 and nine months ended September 30, 2013, 5,204,216 of the Preferred Units issued in connection with the contribution from HPIP were excluded from the diluted average shares due to an anti-dilutive effect.
We compute earnings per unit using the two-class method. The two-class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of our agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.
The two-class method does not impact our overall net income (loss) or other financial results; however, in periods in which aggregate net income exceeds our aggregate distributions for such period, it will have the impact of reducing net income per limited partner unit. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings (losses) per limited partner unit.